Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Percentage Owned	State or Other Jurisdiction of Incorporation or Organization

Urban Spaces, Inc.	100%	Nevada
Urban Properties, LLC	99%	Delaware